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                                                                    EXHIBIT 23.3



               CONSENT OF ERNST & YOUNG ENTREPRENEURS' DEPARTMENT



                  D'ERNST & YOUNG AUDIT, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 10, 1997 with respect to the consolidated financial statements of Innovative Medical Machines International, S.A. included in the Registration Statement (Form SB-2) and related Prospectus of Integrated Surgical Systems, Inc. for the registration 4,062,500 shares of its common stock and warrants to purchase 325,000 shares of its common stock.



                                                   ERNST & YOUNG ENTREPRENEURS



                                                   DEPARTMENT D'ERNST & YOUNG
                                                   AUDIT


                                                   Marc Bonhomme


                                                   Partner



Villeurbanne, France



September 19, 1997